UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 30, 2018, Generation Next Franchise Brands, Inc. (the “Company”), received from Flex, Ltd. (“Flex”), the Company’s exclusive manufacturer of its Frozen Yogurt Vending Robots (the “Robots”), a revised production schedule for such Robots (the “Schedule”).  The Schedule indicates that Flex anticipates being able to produce a minimum of 1,382 prototypes and Robots during the current calendar year ending December 31, 2018, subject to certain assumptions including, without limitation, the availability of materials and NSF/UL certification.

The Company estimates that this Schedule of Robots’ production will represents total revenues of approximately $64 million during this period, in the event that all Robots produced are installed.

The Company is exploring with Flex a strategy to expand their manufacturing relationship to build its Robots for the market outside of the United States.

The Company produced five unit prototypes in March and April 2018 and the feedback from these prototypes resulted in some minor design and engineering requirements prior to full-scale production of the Robots, which will begin later this month. As of the date of this filing, the Company does not foresee any further delays of its production of Robots.

On May 2, 2018, the Company announced that it had entered into a franchise agreement (the “Agreement”) with South Carolina-based, CH Capital. A full copy of the Company’s press release related to this Agreement is being furnished herewith as Exhibit 99.1.

Pursuant to the Agreement, CH Capital will serve as the exclusive franchisee of the Company’s Reis & Irvy’s Frozen Yogurt Robots concept in Miami, Florida. The group agreed to purchase twenty (20) units and will purchase a minimum of 500 total units during the term of the agreement.

If CH Capital achieves its minimum annual purchase objectives under the Agreement, the Company will generate approximately $22.3 million in future revenues.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 2, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: May 2, 2018	By:	/s/ Arthur Budman
Arthur Budman
Chief Executive Officer and Chief Financial Officer

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